Exhibit 10.3 AMENDMENT NO. 2 TO THE SKILLZ INC. 2020 OMNIBUS INCENTIVE PLAN This AMENDMENT NO. 2 to the SKILLZ INC. 2020 OMNIBUS INCENTIVE PLAN (this “Amendment”), is effective as of May 5, 2026 (the “Effective Date”). Capitalized terms used in this Amendment that are not otherwise defined herein shall have the meanings ascribed to such terms in the Skillz Inc. 2020 Omnibus Incentive Plan, as amended (the “Plan”). RECITALS WHEREAS, Skillz Inc. (the “Company”) currently maintains the Plan; and WHEREAS, pursuant to Section 13(a) of the Plan, the Board or the Committee (as defined in the Plan) may amend the Plan at any time; and WHEREAS, the board of directors of Skillz Inc. approved and adopted a resolution for the Company and its stockholders to increase the share reserve available for issuance under the Plan, subject to the approval by the stockholders of the Company within 12 months following the date hereof; NOW, THEREFORE, BE IT: RESOLVED, that the Plan is hereby amended, effective as the Effective Date as follows: 1. Section 4(a). Section 4(a) of the Plan is hereby amended and restated in its entirety as follows: “Subject to adjustment in accordance with Section 5 of the Plan, the Administrator is authorized to deliver with respect to Awards granted under the Plan an aggregate of 4,983,463 shares of Class A Common Stock; provided, that the total number of shares of Class A Common Stock that will be reserved, and that may be issued, under the Plan will automatically increase on the first trading day of each calendar year, beginning with calendar year 2021, by a number of Class A Common Shares equal to five percent (5%) of the total number of Outstanding Class A Shares on the last day of the prior calendar year. Notwithstanding the foregoing, the Administrator may act prior to January 1 of a given year to provide that there will be no such increase in the share reserve for that year or that the increase in the share reserve for such year will be a lesser number of Class A Common Shares than provided herein.” 2. Section 7(b). Section 7(b) of the Plan is hereby amended and restated in its entirety as follows: “Limits on Incentive Stock Options. If the Administrator grants Incentive Stock Options, then to the extent that the aggregate fair market value of Shares with respect to which Incentive Stock Options are exercisable for the first time by any individual during any calendar year (under all plans of the Company) exceeds $100,000, such Options will be treated as Nonqualified Stock Options to the extent required by Code Section 422. Subject to Section 5, the maximum number of shares that may be issued pursuant to Options intended to be Incentive Stock Options is 4,983,463 Shares and, for the avoidance of doubt, such share limit shall not be subject to the annual adjustment provided in Section 4(b).” 3. This Amendment shall be and is hereby incorporated in and forms a part of the Plan. 4. Except as expressly provided herein, all terms and conditions of the Plan shall remain in full force and effect. IN WITNESS WHEREOF, the Company has caused this Amendment to be duly executed as of the date first written above. Skillz Inc. By: /s/ Andrew Paradise Andrew Paradise, Chief Executive Officer and Chairman of the Board of Directors